THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, DISPOSED OF OR OFFERED FOR SALE, IN WHOLE OR IN PART, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT COVERING THIS NOTE AND/OR THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO INTERNATIONAL NURSING SERVICES, INC., THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

$1,000,000

January 28, 1997


                         CONVERTIBLE NOTE

                           (the "Note")

                 INTTERNATIONAL NURSING SERVICES, INC.

INTERNATIONAL NURSING SERVICES, INC., a Colorado corporation (hereinafter called the ("Company"), for value received, hereby promises to pay to the order of Millenco LP (hereinafter the "Holder") the principal sum of $1,000,000 on January 28, 1998. However, if the Registration Statement (as defined below) is effective on or before October 1, 1997, such principal sum shall be payable on the first anniversary of the effectiveness of the Registration Statement. Interest shall accrue on this Note at the rate of 12.5% per annum and shall be payable at maturity (including accelerated maturity) and upon conversion. Principal and interest shall be payable at the address of the Holder. This Note is prepayable by the Company (but only in full, together with all accrued interest) on or before the 120th day after the date hereof and not thereafter.

1. The Note. This Note is being issued under a Private Placement Agreement between the Company and the Holder (the "Subscription Agreement").

2.  Conversion Rights and Optional Redemption.

    (a) If principal and all accrued interest on this Note is not prepaid by the Company in full by the close of business on the 120th day after the date hereof, then this NOte and accrued interest thereon will thereafter be convertible by Subscriber until maturity from time to time in whole or in part into shares of common stock of the Company at the lesser of $1.50 per share
(the "Cap") or 65% (the "Percentage") of the average closing sales price of the common stock on NASDAQ (or such other securities exchange where the common stock may then be listed) during the last five trading days prior to conversion. The Percentage shall be reduced by two percentage points for each full 30-day period after the 120th day after the date hereof in which the Registration Statement (as defined in the Subscription Agreement) has not been declared effective, provided that the Percentage shall never be less than 45%. By way of example, if the Registration Statement has not been declared effective by the 120th day after the date hereof, the Percentage (subject to further later reduction) shall be 59%. Neither the Cap nor the Percentage shall in any event be greater than the equivalent cap or percentage applicable to any other convertible security of the Company which is issued (or whose terms are adjusted) after the date hereof, which is outstanding at the time this Note is converted and which is convertible at a discount from market price at or immediately prior to conversion. By way of example, if at the time this Note is converted there has been no reduction in the Cap or the Percentage under the provisions hereof and there is outstanding a convertible security of the Company which is convertible at the lesser of $1 or 55% of the market price during IO trading days prior to conversion, then the Cap shall be $1 and the Percentage shall be 55%. The issuance of Common Stock at a price less than the Cap shall not effect a reduction in the Cap.

(b) The Note shall be convertible at any time only to the extent that Holder would not as a result of such exercise benefically own more than 9.99% of the then outstanding common stock of the Company. Beneficial ownership shall be defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. The opinion of counsel to Holder shall prevail in the event of any dispute on the calculation of Holder's beneficial ownership.

(c) In the event that the Holder elects to exercise its conversion rights hereunder, such conversion shall be effective when Holder shall give to the Company written notice of such election (which may be effected by facsimile). Holder shall thereafter promptly surrender this Note to the Company for cancellation against payment of interest accrued through the date of conversion. The Company shall within five business days after conversion deliver to Holder a certificate for the Common Stock acquired by Holder upon such conversion.

(d) On the 121st day after the date hereof but only if this Note has not theretofore been prepaid in full, the Company shall reserve for issuance on conversion and exercise of this Note and the Warrant (as defined in the Subscription Agreement) 5,000,000 shares of Common Stock, less any shares theretofore issued on any such conversion or exercise. The Company shall use its best efforts promptly to list on NASDAQ all shares of Common Stock which are issued upon conversion of this Note.

(e)  Adjustment to Conversion Rights.

    (i) In case the Company shall issue common stock as a dividend upon common stock or in payment of a dividend thereon, shall subdivide the number of outstanding shares of its common stock into a greater number of shares or shall contract the number of outstanding shares of common stock into a lesser number of shares, the number of Conversion Shares to which the Holder is entitled to receive pursuant to Section 2 shall be adjusted, effective at the close of business on the date such common shares are to be issued, so that the Conversion Shares in effect immediately prior to the close of business on such date by a fraction, the denominator of which shall be the number of shares of common stock outstanding immediately prior to such dividend, the subdivision, or contraction, and the numerator of which shall be the number of shares of common stock outstanding immediately after such dividend, subdivision or contraction. Similarly, there shall be appropriate changes in the Cap in the event of stock splits or combinations.

      (ii) If any capital reorganization or reclassification of the common stock, or consolidation, or merger of the Company with or into another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation shall be effected, then, as a condition precedent of such reorganization or sale, the following provision shall be made: The Holder of the Note shall from and after the date of such reorganization or sale have the right to receive (in lieu of the shares of common stock of the Company immediately theretofore receivable with respect to such Note, upon the exercise of conversion rights), such shares of stock, securities or assets as would have been issued or payable with respect to or in exchange for the number of outstanding shares of such common stock immediately theretofore receivable with respect to such Note (assuming the Note were then convertible). In any such case, appropriate provision shall be made with respect to the rights and interests of the Holders to to the end that such conversion rights (including, without limitation, provisions for appropriate adjustments) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof.

     (f) The Subscription Agreement provides for the filing by the Company of a registration statement for the sale of the shares issuable on conversion of this Note.

      (g) The Company covenants and agrees that all shares of Common Stock which may be issued upon conversion of this Note will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof.

3. Purchase of Investment. The Holder, by acceptance hereof, acknowledges that the Note (and the Common Stock into which the Note is convertible) has not been registered under the Act, covenants and agress with the Company that such Holder is taking and holding this Note (and the Common Stock into which the Note is convertible) for investment purposes and not with a view to, or for sale in connection with, a distribution thereof and that his Note (and the Common Stock into which the Note is convertible) may not be assigned, hypothecated or otherwise disposed of in the absence of an effective registration statement under the Act or an opinion of counsel for the Holder, which counsel shall be reasonably satisfactory to the Company, to the effect that such disposition is in compliance with the Act, and represents and warrants that such Holder is an "accredited investor" that such Holder has, or with its representative has, such knowledge and experience in financial and business matters to be capable of evluating the merits and risks in respect of this Note (and the Common Stock into which the Note is convertible) and is able to bear the economic risk of such invstment.

4.  Events of Default and Acceleration of the Note.

    (a)   An "event of default"

          (i) The Company shall breach or fail to comply with any provision of this Note and such breach or failure shall continue for 15 days after written notice by any Holder of any Note to the Company.

         (ii) A receiver, liquidator or trustee of the Company or of a substantial part of its properties ahll be appointed by court order and such order shall remain in effect for more than 15 days; or the Company shall be adjudicated bankrupt or insolvent; or a substantial part of the property of the Company shall be sequestered by court order and such order shall remain in effect for more than 15 days; or a petition to reorganize the Company under any bankruptcy, reorganization or insolvency law shall be file against the Company and shall not be dismissed within 45 days after such filing.

    (iii) The Company shall file a petition in voluntary bankruptcy or request reorganization under any provision of any bankruptcy, reorganization or insolvency law, or shall consent to the filing of any petition against it under any such law.

     (iv) The Company shall make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidator of the Company, or of all or any substantial part of its properties.

(b) If an event of default referred to in clause (i) shall occur, the Holder may, in addition to such Holder's other remedies, by written notice to the Company, declare the principal amount of this Note, together with all interest accrued thereon, to be due and payable immediately. Upon any such declaration, such amount shall become immediately due and payable and the Holder shall have all such rights and remedies provided for under the terms of this Note and the Subscription Agreement. If an event of default referred to in clauses (i),
(iii), or (iv) shall occur, the principal amount of this Note, together with all interest accrued thereon, shall become immediately due and payable and the Holder shall have all such rights and remedies provided for under the terms of this Note and the Subscription Agreement.

5.  Miscellaneous.


   (a) All notices and other communications required or permitted to be given hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telegram, recognized overnight mail carrier, telex or standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follow if to the Holder, to such address as such Holder shall furnish to the Company in accordance with this Section, or (b) if to the Company it at its headquarters office, or to such other address as the Company shall furnish to the Holder in accordance with this Section.

   (b) This note shall be governed and construed in accordance with the laws of the State of New York applicable to agreements and to be performed entirely within such state.

   (c) The Company waives protest, notice of protest, presentment, dishonor and demand.

   (d) If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

   (e) The waiver of any event of default or the failure of the Holder to exercise any right or remedy to which it may be entitled should not be deemed a waiver of any subsequent event of default or of the Holder's right to exercise that or any other right or remedy to which the Holder is entitled.

   (f) The Holder of this Note shall be entitled to recover its legal and other costs of collecting on this Note, and such costs shall be deemed added to the principal amount of this note.

   (g) In addition to all other remedies to which the Holder may be entitled hereunder, Holder shall also be entitled to decrees of specific performance without posting bond or other security.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the date first written above.

ATTEST:                                  INTERNATIONAL NURSING SERVICES, INC.

                                         By:

Name:                                    Name:

Title:                                   Title:





              PRIVATE PLACEMENT PURCHASE AGREEMENT

                                        January 28, 1997

International Nursing Services, Inc.
360 South Garfield Street, Suite 640
Denver Colorado 80209

          re: Purchase of Note and Warrant

Gentlemen:

I. Millenco LP ("Subscriber") has reviewed the filings which International Nursing Services, Inc. (the "Company") has made with the Securities Exchange Commission during the past 12 months. The Company represents and warrants to the Subscriber that all such filings are correct and accurate in all material respects and in all material respects state all facts necessary to make such filings not misleading. Subscriber has had the opportunity to discuss the Company's affairs with the Company's officers.

2.   Sale of Securities.

     (a) The Company hereby sells to Subscriber, and Subscriber hereby purchases from the Company, a convertible note (a "Note") in the form of Exhibit A annexed hereto and in the principal amount of $ 1,000,000, and a warrant (the "Warrant") in the form of Exhibit B to purchase 200,000 shares of Common Stock at an exercise price of $1.1875 per share, less $.05 (but not below $.90) for each full 30-day period after the 120th day after the date hereof in which the Registration Statement (as defined below) has not been declared effective. The exercise price of the Warrant shall in no event be greater than the exercise price of any other warrant or option of the Company which is issued (or whose exercise price is reduced) after the date hereof and which is outstanding at the time the Warrant is exercised. The Note and the Warrant are hereinafter collectively referred to as the "securities."

     (b) The purchase price for the securities is $1,000,000 and is payable in cash concurrently with the execution and delivery hereof.

     (c) The Note is payable on January 27, 1998. However, if the Registration Statement is effective on or before October 1, 1997, the Note shall be payable on the first anniversary of the effectiveness of the Registration Statement. The Note is prepayable by the Company (but only in full, together with all accrued interest) on or before the 120th day after the date hereof and not thereafter. If not prepaid by the Company by the close of business on the 120th day after the date hereof, the Note and accrued interest thereon will thereafter be convertible by Subscriber until maturity from time to time in whole or in part into shares of common stock of the Company at the lesser of S 1.50 per share (the "Cap") or 65% (the "Percentage") of the average closing- sales price of the common stock on NASDAQ (or such other securities exchange where the common stock may then be listed) during the last five trading days prior to conversion.

     (d) The Percentage shall be reduced by two percentage points for each full 30-day period after the 120th day after the date hereof in which the Registration Statement has not been declared effective, provided that the Percentage shall never be less than 45%. By way of example, if the Registration Statement has not been declared effective by the 210th day after the date hereof, the Percentage (subject to further later reduction) shall be 59%. The preceding sentence shall not limit any other rights or remedies of Holder as a result of the breach by the Company of any provisions herein relating to the Registration Statement or otherwise.

     (e) Neither the Cap nor the Percentage shall in any event be greater than the equivalent cap or percentage applicable to any other convertible security of the Company which is issued (or whose terms are adjusted) after the date hereof, which is outstanding at the time the Note is converted and which is convertible at a discount from market price at or immediately prior to conversion. By way of example, if at the time the Note is converted there has been no reduction in the Cap or the Percentage under the provisions of Section (d) and there is outstanding a convertible security of the Company which is convertible at the lesser of $1 or 55% of the market price during the 10 trading days prior to conversion, then the Cap shall be $1 and the Percentage shall be 55%. The issuance of Common Stock at a price less than the Cap shall not effect a reduction in the Cap.

     (f) The Note shall be convertible and the Warrant shall be exercisable or convertible at any time only to the extent that Subscriber would not as a result of such conversion or exercise beneficially own more that 9.99% of the then outstanding common stock of the Company. Beneficial ownership shall be defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. The opinion of counsel to Subscriber shall prevail in the event of any dispute on the calculation of Subscriber's beneficial ownership.

3. On the 121st day after the date hereof but only if the Note has not theretofore been prepaid in full, the Company shall reserve for issuance on conversion and exercise of the Note and the Warrant 5,000,000 shares of Common Stock, less any shares theretofore issued on any such conversion or exercise. The Company shall use its best efforts promptly to list on NASDAQ all shares of Common Stock which are issued upon conversion of the Note or on exercise of the Warrant.

4.   Registration.

     (a) The Company will on or before the 60th day after the date of this Agreement, file a registration statement on Form S-3 or Form S- I (the "Registration
            Statement") for the public sale by Subscriber of the shares which are issuable on conversion of the Note and Warrant.
            The shares to be covered by the Registration
     Statement are collectively referred to as the "registered shares."

(b) The Company shall use its diligent efforts to cause the Registration Statement to become effective not later than 90 days after the date of filing, and to remain effective for two and one-half years. The registration shall be accompanied by blue sky clearances in such states as Subscriber may reasonably request.

     (c) The Company shall pay all expenses of the registration hereunder, other than Subscriber's underwriting discounts.

     (d) The Company shall supply to Subscriber a reasonable number of copies of all registration materials and prospectuses. The Company and Subscriber shall execute and deliver to each other indemnity agreements which are conventional in registered offerings of this type. The Subscriber shall reasonably cooperate with the Company in the preparation and filing of the Registration Statement and appropriate amendments thereto. Subscriber may transfer a proportionate part of its registration rights to transferees of the Note and Warrant or portions thereof

5.   Certain Representations.

     (a) Subscriber represents and warrants that it is purchasing the Note and Warrant solely for investment solely for its own account and not with a view to or for the resale or distribution thereof except as permitted under the Registration Statement.

     (b) Subscriber understands that it may sell or otherwise transfer the Note and Warrant or the shares issuable on conversion of the Note and Warrant only if such transaction is duly registered under the Securities Act of 1933, as amended, under the Registration Statement or otherwise, or if Subscriber shall have received the favorable opinion of counsel to the holder, which opinion shall be reasonably satisfactory to counsel to the Company, to the effect that such sale or other transfer may be made in the absence of registration under the Securities Act of 1933, as amended, and registration or qualification in every applicable state. The certificates representing the aforesaid securities will be legended to reflect these restrictions, and stop transfer instructions will apply. Subscriber realizes that the Note and the Warrant are not a liquid investment. Subscriber has not relied upon the advice of a "Purchaser Representative" (as defined in Regulation D of the Securities Act) in evaluating the risks and merits of this investment. Subscriber has the knowledge and experience to evaluate the Company and the risks and merits relating thereto.

     (c) Subscriber represents and warrants that Subscriber is an "accredited investor" as such term is defined in rule 501 of regulation D promulgated pursuant to the Securities Act of 1933, as amended and shall be such on the date any shares are issued to the holder; Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber's entire investment in the shares and understands that an investment in the Company involves substantial risks; Subscriber has the power and authority to enter into this agreement, and the execution and delivery of, and performance under this agreement shall not conflict with any rule, regulation, judgment or agreement applicable to the Subscriber; and Subscriber has invested in previous transactions involving restricted securities.

6.   Miscellaneous

     (a) This Agreement may not be changed or terminated except by written agreement. It sets forth all agreements of the parties. It shall be enforceable by decrees of specific performance (without posting bond or other security) as well as by other available remedies. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The federal and state courts sitting in the State of New York shall have exclusive jurisdiction over all matters relating to this Agreement. Trial by jury is expressly waived. The prevailing party in any dispute hereunder shall be entitled to recover its reasonable legal fees and costs.

     ( b) All notices, requests, services of process, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered (i) on the date personally delivered or (ii) one day after properly sent Federal Express, addressed to the respective parties at their address set forth in this Agreement to (iii) upon transmission by facsimile so long as a confirmation copy is simultaneously forwarded by Federal express, in each case addressed to the respective parties at their address set forth in this Agreement. Either party hereto may designate a different address by providing written notice of such new address to the other party hereto as provided above.

     (c) Each party hereto shall be responsible for its own expense with regards to the negotiation and execution of this Agreement.


                                   SUBSCRIBER:

                                   MILLENCO LP

                                   By

                                   Address:  111 Broadway, New
                                   York, New York 10006



AGREED:

INTERNATIONAL NURSING SERVICES, INC.

BY_